Exhibit 4.4

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED (the “1933 ACT”), OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO YOU THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT, OR ANY APPLICABLE STATE SECURITIES LAWS.

PLAIN ENGLISH WARRANT AGREEMENT

This is a PLAIN ENGLISH WARRANT AGREEMENT dated November 13, 2014 by and between MEDALLIA, INC., a Delaware corporation, and TRIPLEPOINT VENTURE GROWTH BDC CORP., a Maryland corporation.

The words “We”, “Us”, or “Our” refer to the warrant holder, which is TRIPLEPOINT VENTURE GROWTH BDC CORP. The words “You” or “Your” refers to the issuer, which is MEDALLIA, INC., and not to any individual. The words “the Parties” refers to both TRIPLEPOINT VENTURE GROWTH BDC CORP. and MEDALLIA, INC. This Plain English Warrant Agreement may be referred to as the “Warrant Agreement”.

The Parties have entered into a Plain English Growth Capital Loan and Security Agreement dated as of November 13, 2014, the “Loan Agreement”.

In consideration of such Loan Agreement, the Parties agree to the following mutual agreements and conditions set forth below:

WARRANT INFORMATION
Effective Date		Warrant Number	Loan Facility Number
November 13, 2014		0881-GC-01	0881-GC-01

Warrant Coverage	Number of Shares	Price Per Share	Type of Stock
$300,000; up to an additional $700,000 as set forth in Section 1.	55,814; up to an additional 130,232 as set forth in Section 1. Subject to adjustment as set forth this Warrant Agreement.	$5.375, subject to adjustment as set forth in this Warrant Agreement.	Series D Preferred Stock

OUR CONTACT INFORMATION
Name	Address For Notices	Contact Person
TRIPLEPOINT VENTURE GROWTH BDC CORP.	2755 Sand Hill Road, Ste. 150 Menlo Park, CA 94025 Tel: Fax:	Sajal Srivastava, President Tel: Fax: email:

YOUR CONTACT INFORMATION
Customer Name	Address For Notices	Contact Person
Medallia, Inc.	395 Page Mill Road, Suite 100 Palo Alto, CA 94306	Chris Watts, CFO Tel: Fax:

1.	WHAT YOU AGREE TO GRANT US

You grant to Us and We are entitled, upon the terms and subject to the conditions set forth in this Warrant Agreement, to purchase from You, at a price per share equal to the Exercise Price, that number of fully paid and non-assessable shares of Your Warrant Stock equal to Three Hundred Thousand Dollars ($300,000), divided by the Exercise Price.

In addition, You grant to Us and We are entitled, upon the terms and subject to the conditions set forth in this Warrant Agreement, to purchase from You, at a price per share equal to the Exercise Price, an additional number of fully paid and non-assessable shares of Your Warrant Stock equal to three and one-half percent (3.5%) of any amounts advanced under the Part 1 Commitment Amount of the Loan Agreement, divided by the Exercise Price.

The number of shares of Warrant Stock and the Exercise Price of such Warrant Stock are subject to adjustment as provided in Section 4 hereof.

For purposes of this Warrant Agreement, the following capitalized terms have the meanings given below:

“Exercise Price” means the lower of (a) $5.375 and (b) the lowest per share price for which Your preferred stock is sold in the Next Round.

“Next Round” means the next bona fide round of equity financing in which You issue and sell shares of your preferred stock for aggregate gross cash proceeds of at least $1,000,000 (excluding any amounts received upon conversion or cancellation of indebtedness) subsequent to the Effective Date.

“Warrant Stock” means (a) the class and series of Your preferred stock issued in the Next Round, if the lowest per share price for which such preferred stock is sold in the Next Round is less than $5.375, or (b) in all other cases, Your Series D Preferred Stock. For avoidance of doubt, if this Warrant Agreement is exercised prior to the Next Round then this Warrant Agreement shall be exercisable for Your Series D Preferred Stock.

The Parties agree that this Warrant Agreement to purchase the Warrant Stock has a fair market value equal to $100 and that $100 of the issue price of the investment will be allocable to the Warrant Agreement and the balance shall be allocable to the Loan Agreement for income tax purposes and the original issue discount on the Loan Agreement shall be considered to be zero.

2.	WHEN ARE WE ENTITLED TO PURCHASE YOUR WARRANT STOCK.

The term of this Warrant Agreement and Our right to purchase Warrant Stock will begin the Effective Date, and shall be available for ten years from the Effective Date, through and including November 13, 2014.

3.	HOW WE MAY PURCHASE YOUR WARRANT STOCK.

We may exercise Our purchase rights, in whole or in part, at any time, or from time to time, prior to the expiration of the term of this Warrant Agreement, by giving You a completed and executed Notice of Exercise in the form attached as Exhibit I. Promptly upon receipt of the Notice of Exercise and in any event no later than twenty-one (21) days after you have received Our Notice of Exercise and payment of the aggregate Exercise Price for the shares purchased, You will issue to Us a certificate for the number of shares of Warrant Stock that We have purchased and You will execute the Acknowledgment of Exercise in the form attached hereto as Exhibit II indicating the number of shares which will be available to Us for future purchases, if any.

We may pay for the Warrant Stock by either (i) cash or check, or (ii) by the net issuance method as determined below. If We elect the Net Issuance method, You will issue Warrant Stock using the following formula:

X = Y(A-B)

            A

Where:	X =	the number of shares of Warrant Stock to be issued to Us.

	Y =	the number of shares of Warrant Stock We request to be exercised under this Warrant Agreement.

	A =	the fair market value of one share of Warrant Stock (as of the date of such calculation).

	B =	the Exercise Price (as of the date of such calculation).

For purposes of the above calculation, current fair market value of Warrant Stock shall mean with respect to each share of Warrant Stock:

If the exercise is in connection with the initial public offering of Your Common Stock, and if Your registration statement relating to such public offering has been declared effective by the SEC, then the fair market value per share shall be the product of (x) the initial “Price to Public” specified in the final prospectus of the offering and (y) the number of shares of Common Stock into which each share of Warrant Stock is convertible at the time of such exercise;

If this Warrant Agreement is exercised after, and not in connection with Your initial public offering, and:

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If Your Common Stock is traded on a securities exchange, the fair market value per share shall be the product of (x) the average of the closing prices over a five (5) trading day period ending three (3) trading days before the day the current fair market value of the securities is being determined and (y) the number of shares of Common Stock into which each share of Warrant Stock is convertible at the time of such exercise; or

•

if Your Common Stock is actively traded over-the-counter, the fair market value per share shall be the product of (x) the average of the closing bid and asked prices quoted on the NASDAQ system (or similar system) over the five (5) trading day period ending three (3) trading days before the day the current fair market value of the securities is being determined and (y) the number of shares of Common Stock into which each share of Warrant Stock is convertible at the time of such exercise.

If this Warrant Agreement is exercised prior to or after Your initial public offering, and:

•

If Your Common Stock is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the fair market value per share shall be the product of (x) the fair market value of a share of Your Common Stock (the highest price per share which You could obtain from a willing buyer (not a current employee or director) for shares of Common Stock sold, from authorized but unissued shares), as determined in good faith by Your Board of Directors and (y) the number of shares of Common Stock into which each share of Warrant Stock is convertible at the time of such exercise, unless You shall become subject to a merger, acquisition or other consolidation pursuant to which You are not the surviving party, in which case the fair market value of Warrant Stock shall be deemed to be the value received by the holders of Your Warrant Stock on a common equivalent basis pursuant to such merger or acquisition or other consolidation.

During the term of this Warrant Agreement, You will at all times from and after the Effective Date have authorized and reserved a sufficient number of shares of (a) Warrant Stock to provide for the exercise of our rights to purchase Warrant Stock, and (b) Common Stock to provide for the conversion of the Warrant Stock. Notwithstanding the foregoing, in no event shall You be obligated to have authorized and reserved any Next Round securities as Warrant Stock unless and until such time as the Next Round closes and only in the event the Warrant Stock is the class/series issued in the Next Round.

If We elect to exercise part of the Warrant Agreement, You will promptly issue to Us an amended Warrant Agreement stating the remaining number of shares that are available. All other terms and conditions of that amended Warrant Agreement shall be identical to those contained in this Warrant Agreement.

If at the end of the term of this Warrant Agreement, the fair market value of one share of Warrant Stock (or other security issuable upon the exercise hereof) as determined in accordance herewith is greater than the Exercise Price in effect on such date, then this Warrant Agreement shall automatically be deemed on and as of such date to be converted pursuant hereto as to all shares of Warrant Stock (or such other securities) for which it shall not previously have been exercised or converted, and You shall promptly deliver a certificate representing the shares of Warrant Stock (or such other securities) issued upon such conversion to Us.

4.	WHEN WILL THE NUMBER OF SHARES AND EXERCISE PRICE CHANGE.

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If You are Acquired. For the purposes of this Section 4: (i) “Acquisition” shall mean (A) any consolidation or merger of the You with or into any other corporation or other entity or person, or any other corporate reorganization, whether or not You are the surviving entity ; or (B) any transaction or series of related transactions to which You are a party in which in excess of fifty percent (50%) of Your voting power is transferred; and (ii) “Asset Transfer” shall mean a sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Company. A Merger Event shall be defined as an Acquisition or Asset Transfer. As a part of such Merger Event, lawful provision shall be made so that We shall thereafter be entitled to receive, upon exercise of Our rights under this Warrant Agreement, the number of shares of preferred stock or other securities of the successor or surviving person resulting from such Merger Event, that would have been issuable to Us in such Merger Event if We had exercised Our rights under this Warrant Agreement immediately prior to the Merger Event. In any such case, appropriate adjustment (as determined in good faith by Your Board of Directors) shall be made in the application of the provisions of this Warrant Agreement with respect to Our rights and interest after the Merger Event so that the provisions of this Warrant Agreement (including adjustments of the Exercise Price and number of shares of Warrant Stock purchasable) shall be applicable to the greatest extent possible.

•

If You Reclassify Your Stock. If at any time You combine, reclassify, exchange or subdivide Your securities or otherwise, change any of the securities as to which the purchase rights under this Warrant Agreement exist into the same or a different number of securities of any other class or classes (other than pursuant to a Merger Event covered above in this Section 4), this Warrant Agreement will thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant Agreement immediately prior to such combination, reclassification, exchange, subdivision or other change.

•

If You Subdivide or Combine Your Shares. If at any time You combine or subdivide Your Warrant Stock, the Exercise Price will be proportionately decreased in the case of a subdivision, or proportionately increased in the case of a combination.

•

If You Pay Stock Dividends. If at any time You pay a dividend payable in, or make any other distribution (except any distribution specifically provided for in the above paragraphs) of Your Warrant Stock, then the Exercise Price shall be adjusted, from and after the record date of such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction (i) the numerator of which shall be the total number of all shares of Your Warrant Stock outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of all shares of Your Warrant Stock outstanding immediately after such dividend or distribution. We will thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares of Warrant Stock (calculated to the nearest whole share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Warrant Stock issuable upon the exercise hereof immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

•

If You Change the Antidilution Rights of the Warrant Stock or Issue New Preferred or Convertible Stock. All antidilution rights applicable to the Warrant Stock purchasable under this Warrant Agreement are as set forth in the Restated Charter. You will promptly provide Us with any restatement, amendment, modification of or waiver of any right under Your Restated Charter. You will provide Us with copies of any notices that You send to holders of Warrant Stock with respect to any adjustments to the conversion rate applicable to Your Warrant Stock, contemporaneously with delivery of such notices to other such other holders of Warrant Stock.

5.	WE CAN TRANSFER THIS PLAIN ENGLISH WARRANT AGREEMENT.

Subject to the terms and conditions contained in Section 7, We (or any successor transferee) may transfer in whole or in part this Warrant Agreement and all its rights. You will record the transfer on Your books when You receive Our Notice of Transfer in the form attached hereto as Exhibit III, and Our payment of all transfer taxes and other governmental charges involved in such transfer, in each case if and only if the transfer is in accordance with Section 7.

6.	REPRESENTATIONS, WARRANTIES, AND COVENANTS FROM YOU.

•

Reservation of Warrant Stock. The Warrant Stock issuable upon exercise of Our rights under this Warrant Agreement will be duly and validly reserved and when issued in accordance with the provisions of this Warrant Agreement will be validly issued, fully paid and non-assessable, and will be free of any taxes, liens, charges or encumbrances of any nature whatsoever; provided, however, that the Warrant Stock issuable pursuant to this Warrant

Agreement may be subject to restrictions on transfer under Your bylaws or under state and/or Federal securities laws. Upon Our exercise, You will issue to Us certificates for the shares of Warrant Stock issuable thereupon without charging Us any tax, or other cost incurred by You in connection with such exercise and the related issuance of shares of Warrant Stock. You will not be required to pay any tax, which may be payable in respect of any transfer involved and the issuance and delivery of any certificate in a name other than TRIPLEPOINT VENTURE GROWTH BDC CORP.

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Due Authority. Your execution and delivery of this Warrant Agreement and the performance of Your obligations hereunder, including the issuance to Us of the right to acquire the shares of Warrant Stock, have been duly authorized by all necessary corporate action on Your part and this Warrant Agreement does not violate Your Amended and Restated Certificate of Incorporation, as amended through the Effective Date, or Bylaws, does not contravene any law or governmental rule, regulation or order known by You to be applicable to You, does not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which You are a party or by which, to Your knowledge, You are bound as of the Effective Date, and this Warrant Agreement constitutes a legal, valid and binding agreement, enforceable against You in accordance with its respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and the rules of law or principles at equity governing specific performance, injunctive relief and other equitable remedies.

•

Consents and Approvals. No consent or approval of, giving of notice to, registration with, or taking of any other action in respect of any state, Federal or other governmental authority or agency is required that has not been fulfilled prior to the Effective Date with respect to execution, delivery and Your performance of Your obligations under this Warrant Agreement, except for the filing of any required notices pursuant to Federal and state securities laws, which filings will be effective by the times required thereby.

•

Issued Securities. All of Your issued and outstanding shares of Common Stock, Warrant Stock or any other securities have been duly authorized and validly issued and are fully paid and nonassessable. All outstanding shares of Common Stock and Warrant Stock were issued in full compliance with all Federal and state securities laws. In addition as of the Effective Date, in all material respects:

Your authorized capital as of October 28, 2014, consists of (A) 97,650,000 shares of Class A Common Stock, of which 15,796,294 shares are issued and outstanding, (B) 3,000 shares of Class B Common Stock, all of which are outstanding, (C) 25,274,181 shares of Series A Preferred Stock, all of which are outstanding, (D) 17,622,476 shares of Series B Preferred Stock, all of which are outstanding, (E) 5,995,347 shares of Series C Preferred Stock, all of which are outstanding and (F) 9,488,372 shares of Series D Preferred Stock, of which 9,302,326 shares are issued and outstanding.

You have reserved 5,219,750 shares of Common Stock for issuance under Your Stock Incentive Plan, under which options to purchase 5,219,750 shares are outstanding. You have reserved 32,600,000 shares of Common Stock for issuance under Your Stock Incentive Plan, under which options to purchase 16,602,457 shares are currently outstanding. Except as otherwise provided in this Warrant Agreement, warrants to purchase 75,000 shares of the Company’s Class A Common Stock, and as noted above, there are no other options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of Your capital stock or other of Your securities.

Except as set forth in Your Amended and Restated Investor Rights Agreement, dated as of the date of this Warrant Agreement (as may be amended and/or restated from time to time the “Investor Rights Agreement”), a true, correct and complete copy of which has been delivered to Us prior to the issuance of this Warrant, Your stockholders do not have preemptive rights to purchase new issuances of Your capital stock.

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Other Commitments to Register Securities. Except as set forth in this Warrant Agreement and the Investor Rights Agreement, You are not, pursuant to the terms of any other agreement in existence as of the Effective Date, under any obligation to register under the 1933 Act any of Your presently outstanding securities or any of Your securities which may hereafter be issued.

•

Exempt Transaction. Subject to the accuracy of Our representations in Section 7 hereof, the issuance of the Warrant Stock upon exercise of this Warrant Agreement will constitute a transaction exempt from (i) the registration requirements of Section 5 of the 1933 Act, in reliance upon Section 4(2) thereof, and (ii) the qualification requirements of the applicable state securities laws.

•

Compliance with Rule 144. We may sell the Warrant Stock issuable hereunder in compliance with Rule 144 promulgated by the Securities and Exchange Commission. Within ten (10) business days of Our request, if such request is made at least ninety (90) days after the first date on which You became an issuer subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, You agree to furnish Us, a written statement confirming Your compliance with the filing requirements of the Securities and Exchange Commission as set forth in such Rule 144, as may be amended.

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No Impairment. Except as set forth herein, You agree not to, by amendment of Your Certificate of Incorporation, or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by You, but shall at all times in good faith assist in carrying out of all the provisions of this Warrant and in taking all such action as may be necessary or appropriate to protect Our rights under this Warrant against impairment. However, notwithstanding the forgoing, You shall not be deemed to have impaired Our rights if You amend, restate, modify or waive any provisions of Your Restated Certificate (by amendment, merger or otherwise), or the holders of any of Your capital stock waive their rights thereunder, in a manner that does not (individually or when considered in the context of any other actions being taken in connection with such amendments, restatements, modifications or waivers) affect the rights, privileges, preferences, restrictions and limitations of the Warrant Stock in a manner different from the effect that such amendments, restatements, modifications or waivers have generally on the rights, privileges, preferences, restrictions and limitations of the then outstanding securities of You that are of the same series and class as the Warrant Stock, it being expressly understood that an amendment, restatement, modification or waiver that applies equally to all holders of the class and/or series of securities then issuable upon exercise of this Warrant that has a different economic effect on You shall not be deemed to affect the rights, privileges, preferences, restrictions and limitations of the Warrant Stock in a manner different from the effect that such amendments, restatements, modification or waivers have generally on the rights, privileges, preferences, restrictions and limitations of the then outstanding securities of You that are of the same series and class as the Warrant Stock.

7.	OUR REPRESENTATIONS AND COVENANTS TO YOU.

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Investment Purpose. The right to acquire Warrant Stock or the Warrant Stock issuable upon exercise of Our rights contained herein and the Common Stock issuable upon conversion will be acquired for investment purposes and not with a view to the sale or distribution of any part thereof, and We have no present intention of selling or engaging in any public distribution of the same in violation of the 1933 Act.

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Private Issue. We understand (i) that this Warrant Agreement, the Warrant Stock issuable upon exercise of this Warrant Agreement and the Common Stock issuable upon conversion of the Warrant Stock are not registered under the 1933 Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant Agreement will be exempt from the registration and qualifications requirements thereof, and (ii) that Your reliance on such exemption is predicated on the representations set forth in this Section 7.

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Market Stand-Off Agreement. We hereby agree that We are bound by the provisions of Section 2.11 of the Investors Rights Agreement with respect to this Warrant Agreement, the Warrant Stock and any other equity securities of Yours that we may hold from time to time.

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Disposition of Our Rights. In no event will We make a disposition of any of Our rights to acquire Warrant Stock or Warrant Stock issuable upon exercise of such rights or the Common Stock issuable upon conversion of the Warrant Stock unless and until (i) We shall have notified You in writing of the proposed disposition, and (ii) the transferee agrees to be bound in writing to all of the terms and conditions of this Warrant Agreement, and (iii) if You request, We shall have furnished You with an opinion of counsel satisfactory to You and Your counsel to the effect that (A) appropriate action necessary for compliance with the 1933 Act has been taken, or (B) an exemption from the registration requirements of the 1933 Act is available. Notwithstanding the foregoing, the restrictions imposed upon the transferability of any of Our rights to acquire Warrant Stock or Warrant Stock issuable on the exercise of such rights or the Common Stock issuable upon conversion of the Warrant Stock do not apply to transfers from the beneficial owner of any of the aforementioned securities to its nominee or from such nominee to its beneficial owner, and shall terminate as to any particular share of Warrant Stock when (1) such security shall have been effectively registered under the 1933 Act and sold by the holder thereof in accordance with such registration or (2) such security shall have been sold without registration in compliance with Rule 144 under the 1933 Act, or (3) a letter shall have been issued to You at Our request by the staff of the Securities and Exchange Commission or a ruling shall have been issued to You at Our request by such Commission stating that no action shall be recommended by such staff or taken by such Commission, as the case may be, if such security is transferred without registration under the 1933 Act in accordance with the conditions set forth in such letter or ruling and such letter or ruling specifies that no subsequent restrictions on transfer are required. Whenever the restrictions imposed hereunder shall terminate, as hereinabove provided, the holder of a share of Warrant Stock then outstanding as to which such restrictions have terminated shall be entitled to receive from You, without expense to such holder, one or more new certificates for the Warrant or for such shares of Warrant Stock not bearing any restrictive legend referring to 1933 Act registration or exemption. We understand and agree that all certificates evidencing the shares to be issued to US may bear the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

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Financial Risk. We have such knowledge and experience in financial and business matters and knowledge of Your business affairs and financial condition as to be capable of evaluating the merits and risks of Our investment, and have the ability to bear the economic risks of Our investment. We have had an opportunity to discuss Your business, management and financial affairs with Your directors, officers and management, and have had the opportunity to review Your operations and facilities. We have also had the opportunity to ask questions of and receive answers from You and Your management regarding the terms and conditions of this Warrant Agreement.

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Risk of No Registration. We understand that if You do not register with the Securities and Exchange Commission pursuant to Section 12 of the 1934 Act (the “1934 Act”), or file reports pursuant to Section 15(d), of the 1934 Act, or if a registration statement covering the securities under the 1933 Act is not in effect when We desire to sell (i) the rights to purchase Warrant Stock pursuant to this Warrant Agreement, or (ii) the Warrant Stock issuable upon exercise of this Warrant Agreement, or (iii) the Common Stock issuable upon conversion of the Warrant Stock, We may be required to hold such securities for an indefinite period. We also understand that any sale of Our right to purchase Warrant Stock or Warrant Stock or Common Stock issuable upon conversion of the Warrant Stock, which might be made by it in reliance upon Rule 144 under the 1933 Act may be made only in accordance with the terms and conditions of that Rule.

•	Accredited Investor. We are an “accredited investor” within the meaning of the Securities and Exchange Rule 501 of Regulation D of the 1933 Act, as presently in effect.

8.	NOTICES YOU AGREE TO PROVIDE US.

You agree to give Us at least fifteen (15) days prior written notice of the following events:

•	If You pay a Dividend or distribution declaration upon the Warrant Stock.

•	If You offer for subscription pro-rata to all existing holders of Warrant Stock additional stock or other rights.

•	If You consummate or sign definitive documents providing for a Merger Event.

•	If You consummate an initial public offering.

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If You dissolve or liquidate.All notices in this Section must set forth details of the event, how the event adjusts either Our number of shares or Our Exercise Price and the method used for such adjustment.

Timely Notice. Your failure to timely provide such notice required above shall entitle Us to retain the benefit of the applicable notice period notwithstanding anything to the contrary contained in any insufficient notice received by Us.

9.	DOCUMENTS YOU WILL PROVIDE US.

Upon signing this Warrant Agreement You will provide Us with:

•	Executed originals of this Warrant Agreement, and all other documents and instruments that We may reasonably require

•	Secretary’s certificate of incumbency and authority

•	Certified copy of resolutions of Your board of directors approving this Warrant Agreement

•	Certified copy of Certificate of Incorporation and by-laws as amended through the Effective Date

•	Current Investor Rights Agreement

So long as this Warrant Agreement is in effect, You shall provide Us with the following:

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Within fifteen (15) Business Days after the closing of any equity financing, or extension of an existing round of equity financing, occurring after the Effective Date, in which You issue preferred stock or other securities You will provide Us with copies of the stock purchase agreement, investors rights agreement, the amended or restated certificate of incorporation, current capitalization table and such other related documents (such as any voting agreement) as We may reasonably request.

•	Within thirty (30) days after completion You shall provide Us with any 409A Valuation Reports or other similar reports prepared for You.

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After all obligations under the Loan Agreement have been finally paid in full, within thirty (30) days after the end of each quarter, You will provide Us with (1) an unaudited income statement, statement of cash flows, and an unaudited balance sheet prepared in accordance with GAAP, and (2) within one hundred eighty (180) days of the end of each fiscal year end, You will provide Us with audited financial statements accompanied by an audit report and an unqualified opinion of the independent certified public accountants.

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Notwithstanding the forgoing, there shall be no breach of the foregoing covenants in the event You fail to provide the above documents in the time as set forth above provided that You provide such documents within five (5) business days after Our request for such documents.

•	You shall submit to Us any other documents and other information that We may reasonably request from time to time and are necessary to implement the provisions and purposes of this Warrant Agreement.

10.	REGISTRATION RIGHTS UNDER THE 1933 ACT.

Concurrently with the issuance of this Warrant Agreement, the Investor Rights Agreement attached hereto as Exhibit IV shall be executed and delivered by You, Us, and by such other parties as are necessary to amend and restate the Prior Agreement (as defined in the Investor Rights agreement).

11.	OTHER LEGAL PROVISIONS THE PARTIES WILL ABIDE BY.

Effective Date. This Warrant Agreement shall be construed and shall be given effect in all respects as if it had been executed and delivered by the Parties on the date hereof. This Warrant Agreement shall be binding upon any of the successors or assigns of the Parties.

Fractional Shares. No fractional shares shall be issued upon the exercise of this Warrant Agreement as a consequence of any adjustment pursuant hereto. All Warrant Stock (including fractions) issuable upon exercise of this Warrant Agreement may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, You shall, in lieu of issuance of any fractional share, pay Us, if We are otherwise entitled to such fraction, a sum in cash equal to the product resulting from multiplying the then current fair market value of the Warrant Stock by such fraction.

Attorney’s Fees. In any litigation, arbitration or court proceeding between the Parties relating to this Warrant Agreement, the prevailing party shall be entitled to attorneys’ fees and expenses and all costs of proceedings incurred in enforcing this Warrant Agreement.

Governing Law. This Warrant Agreement shall be governed by and construed for all purposes under and in accordance with the laws of the State of California without giving effect to that body of law pertaining to conflicts of laws.

Consent to Jurisdiction and Venue. All judicial proceedings arising in or under or related to this Warrant Agreement may be brought in any state or federal court of competent jurisdiction located in the State of California. By execution and delivery of this Warrant Agreement, each party hereto generally and unconditionally: (a) consents to personal jurisdiction in San Mateo County, State of California; (b) waives any objection as to jurisdiction or venue in San Mateo County, State of California; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Warrant Agreement. Service of process on any party hereto in any action arising out of or relating to this Warrant Agreement shall be effective if given in accordance with the requirements for notice set forth in this Section, and shall be deemed effective and received as set forth therein. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.

Mutual Waiver of Jury Trial; Judicial Reference. Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the Parties wish applicable state and federal laws to apply (rather than arbitration rules), The Parties desire that their disputes be resolved by a judge applying such applicable laws. EACH OF THE PARTIES SPECIFICALLY WAIVES ANY RIGHT THEY MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY YOU AGAINST US OR OUR ASSIGNEE OR BY US OR OUR ASSIGNEE AGAINST YOU. IN THE EVENT THAT THE FOREGOING JURY TRIAL WAIVER IS NOT ENFORCEABLE, ALL CLAIMS, INCLUDING ANY AND ALL QUESTIONS OF LAW OR FACT RELATING THERETO, SHALL, AT THE WRITTEN REQUEST OF ANY PARTY, BE DETERMINED BY JUDICIAL REFERENCE PURSUANT TO THE CALIFORNIA CODE OF CIVIL PROCEDURE (“REFERENCE”). THE PARTIES SHALL SELECT A SINGLE NEUTRAL REFEREE, WHO SHALL BE A RETIRED STATE OR FEDERAL JUDGE. IN THE EVENT THAT THE PARTIES CANNOT AGREE UPON A REFEREE, THE REFEREE SHALL BE APPOINTED BY THE COURT. THE REFEREE SHALL REPORT A STATEMENT OF DECISION TO THE COURT. NOTHING IN THIS SECTION SHALL LIMIT THE RIGHT OF ANY PARTY AT ANY TIME TO EXERCISE LAWFUL SELF-HELP REMEDIES, FORECLOSE AGAINST COLLATERAL OR OBTAIN PROVISIONAL REMEDIES. THE PARTIES SHALL BEAR THE FEES AND EXPENSES OF THE REFEREE EQUALLY UNLESS THE REFEREE ORDERS OTHERWISE. THE REFEREE SHALL ALSO DETERMINE ALL ISSUES RELATING TO THE APPLICABILITY, INTERPRETATION, AND ENFORCEABILITY OF THIS SECTION. THE PARTIES ACKNOWLEDGE THAT THE CLAIMS WILL NOT BE ADJUDICATED BY A JURY. This waiver extends to all such Claims, including Claims that involve persons other than You and Us; Claims that arise out of or are in any way connected to the relationship between You and Us; and any Claims for damages, breach of contract, specific performance, or any equitable or legal relief of any kind, arising out of this Warrant Agreement.

Counterparts. This Warrant Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Notices. Unless otherwise set forth herein, any notice required or permitted under this Warrant Agreement shall be given in writing and shall be deemed effectively given upon the earlier of (1) actual receipt or 3 days after mailing if mailed postage prepaid by regular or airmail to Us or You or (2) one day after it is sent by overnight mail via nationally recognized courier or (3) on the same day as sent via confirmed facsimile or e-mail transmission as set forth on Page 1 of this Agreement, provided that the original is sent by personal delivery or mail by the sending party.

Remedies. Subject to the terms of this Warrant Agreement, in the event of any default hereunder, the non-defaulting party may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including but not limited to an action for damages as a result of any such default, and/or an action for specific performance for any default where such party will not have an adequate remedy at law and where damages will not be readily ascertainable. Each party expressly acknowledges and agrees that there is no adequate remedy at law for any breach of this Warrant Agreement and that in the event of any breach of this Warrant Agreement, the injured party shall be entitled to specific performance of any or all provisions hereof or an injunction prohibiting the other party from continuing to commit any such breach of this Warrant Agreement.

Survival. The representations, warranties, covenants, and conditions of the Parties contained herein or made pursuant to this Warrant Agreement shall survive the execution and delivery of this Warrant Agreement.

Severability. In the event any one or more of the provisions of this Warrant Agreement shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Warrant Agreement shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision, which comes closest to the intention of the Parties underlying the invalid, illegal or unenforceable provision.

Entire Agreement. This Warrant Agreement and the Loan Agreement constitutes the entire agreement between the Parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations and undertakings of the Parties, whether oral or written, with respect to such subject matter.

Amendments. Any provision of this Warrant Agreement may only be amended by a written instrument signed by the Parties.

Lost Warrants or Stock Certificates. You covenant to Us that, upon receipt of evidence reasonably satisfactory to Us of the loss, theft, destruction or mutilation of this Warrant Agreement or any stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to You, or in the case of any such mutilation upon surrender and cancellation of such Warrant Agreement or stock certificate, You will make and deliver a new Warrant Agreement or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant Agreement or stock certificate.

Rights as Stockholders. We shall not, as a party to this Warrant Agreement, be entitled to vote or receive dividends or be deemed the holder of Warrant Stock or any of Your other securities which may at any time be issuable upon the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon Us any of the rights of one of Your stockholders or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to receive dividends or subscription rights or otherwise until this Warrant Agreement is exercised and the shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

Facsimile Signatures. This Warrant Agreement may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

(Signature Page to Follow)

IN WITNESS WHEREOF, each of the Parties have caused this Warrant Agreement to be executed by its officers who are duly authorized as of the Effective Date.

You:	MEDALLIA, INC.

Signature:	/s/ Alan Grebene
Print Name:	Alan Grebene
Title:	VP & GC

Us:	TRIPLEPOINT VENTURE GROWTH BDC CORP.

Signature:	/s/ James Labe
Print Name:	James Labe
Title:	CEO

[SIGNATURE PAGE TO WARRANT AGREEMENT 0881-W-01]

EXHIBIT I

NOTICE OF EXERCISE

To:	Medallia, Inc.

1.

We hereby elect to purchase [        ] shares of the Series [        ] Preferred Stock of Medallia, Inc., pursuant to the terms of the Plain English Warrant Agreement dated the [        ] day of [        ], [20    ] (the “Plain English Warrant Agreement”) between You and Us, We hereby tender here payment of the purchase price for such shares in full, together with all applicable transfer taxes, if any.

2.	Method of Exercise (Please initial the applicable blank)

a.

            The undersigned elects to exercise the Plain English Warrant Agreement by means of a cash payment, and gives You full payment for the purchase price of the shares being purchased, together with all applicable transfer taxes, if any.

b.	The undersigned elects to exercise the Plain English Warrant Agreement by means of the Net Issuance Exercise method of Section 3 of the Plain English Warrant Agreement.

3.

In exercising Our rights to purchase the Series [        ] Preferred Stock of [                            ], We hereby confirm and acknowledge the investment representations, warranties and covenants made in Section 7 of the Plain English Warrant Agreement.

Please issue a certificate or certificates representing these purchased shares of Series [        ] Preferred Stock in Our name or in such other name as is specified below.

(Name)

(Address)

US:	TRIPLEPOINT VENTURE GROWTH BDC CORP.

By:
Title:
Date:

EXHIBIT II

ACKNOWLEDGMENT OF EXERCISE

[                        ], hereby acknowledges receipt of the “Notice of Exercise” from TRIPLEPOINT VENTURE GROWTH BDC CORP., to purchase [        ] shares of the Series [        ] Preferred Stock of [                            ], pursuant to the terms of the Plain English Warrant Agreement, and further acknowledges that [        ] shares remain subject to purchase under the terms of the Plain English Warrant Agreement.

YOU:	MEDALLIA, INC.

By:

Title:

Date:

EXHIBIT III

TRANSFER NOTICE

FOR VALUE RECEIVED, the foregoing Plain English Warrant Agreement and all rights evidenced thereby are hereby transferred and assigned to

(Please Print)

Whose address is

Dated:

Holder’s Signature:

Holder’s Address:

Transferee’s Signature:

Transferee’s Address:

Signature Guaranteed:

NOTE: The signature to this Transfer Notice must correspond with the name as it appears on the face of the Plain English Warrant Agreement, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Plain English Warrant Agreement.